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                                                                  Exhibit 99.1


                VNCI To Change Name to TalkPoint Communications;
                 Appoints Nick Balletta Chief Executive Officer

     o Company to focus on extending success in providing easy-to-use conferencing and webcasting services

     o  Industry veteran and company President Nick Balletta named CEO

     o  Frank Joanlanne named EVP, Sales and Marketing

     o  Carl Muscari to remain on the Board of Directors


JUNE 17, 2003 - NEW YORK, NY: Video Network Communications Incorporated (VNCI) (OTC Bulletin Board: VNWC, VNWCW) today announced it will change its name to TalkPoint Communications Inc. The company also announced it has named Nick Balletta Chief Executive Officer, and has relocated its headquarters to New York City.

"Our new name signals our determination to build upon the success of our easy to use, browser-based TalkPoint service suite," said Alexander Russo, Chairman of VNCI. "To be successful, companies must communicate persuasively and often. TalkPoint helps executives get their point across - quickly, globally and effectively."

Live or on demand, TalkPoint is a self-service solution combining phone, Internet and speaker-controlled slides. This platform is used today by leading global investment banks and Fortune 500 enterprises to deliver business presentations including analyst conferences, road shows and product launches to audiences large and small.

"Whether executives need to communicate to two or two thousand people, TalkPoint works," Russo said. "For many of our customers, TalkPoint applications are becoming as natural a part of business communications as email. We intend to continue to lead in this growing category."

Mr. Russo also announced today the appointment of current President Nick Balletta to CEO. "We are delighted to announce that President Nick Balletta has been appointed CEO," Russo said. "Nick is a proven performer, with a terrific track record in building commercial businesses in the online business communications industry, and has a sterling reputation among the largest corporate customers. Nick and the team we are building know how to satisfy customers and ensure that the company is offering value - and not just technology for technology's sake. Nick has a deep understanding of how customers can benefit from online conferencing and webcasting services today - and where the future of visually enhanced online communications is heading tomorrow."




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Mr. Balletta joined VNCI as part of its acquisition of WilTel Communications'
webcasting business earlier this year. Prior to that, Balletta was president, CEO and co-founder of NextVenue, a provider of streaming media services to the financial community and business enterprise markets which merged with Ibeam Broadcasting Corp in October of 2000 and was acquired by WilTel in December of 2001.

"I'm excited about this opportunity to take our company - and our industry - to a new level," Balletta said. "TalkPoint Communications will continue to work with our customers to find ways to leverage Internet conferencing and webcasting applications to make their point. In an increasingly competitive and challenging business environment, companies need to communicate more frequently and effectively than ever.

Frank Joanlanne, who is also a veteran in the webcasting and online conferencing industry, today was named Executive Vice President, Sales and Marketing. Joanlanne has over 10 years of experience in product and service marketing, sales management and customer service.

The company also announced today that Mr. Carl Muscari, former CEO, will remain on the Board. "We are pleased Carl has agreed to stay on and help the company through this next important phase, providing continuity and the benefit of his experience," Russo said. "Carl helped bring VNCI through a very challenging economic environment, preserving the opportunity that TalkPoint Communications will now exploit."

As part of its realignment, the company has organized its offering into two categories: TalkPoint's suite of self-provisioned conferencing and webcasting services and premium managed services, including on-site video conferencing production and solutions. In addition, the company has organized its sales and marketing efforts to aggressively target vertical markets in the financial services, healthcare, legal, and government.

ABOUT VNCI

VNCI (OTCBB: VNWC and VNWCW) provides voice and visual conferencing services to many of the world's largest corporations. Our platform enables communicators to get their messages across to large and often dispersed groups of people - quickly and cost efficiently. VNCI is the market leader in intuitive, fully automated Internet conferencing combining an audio conference with speaker-




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controlled slides, and enable our customers to produce thousands of their own
TalkPoint events each week. The company also offers a full range of premium services, including managed interactive conferencing and on-site production services, video-conference room and auditorium solutions, premise deployment of desktop video, and highly reliable closed circuit video monitoring systems.

VNCI serves Fortune 1000 corporations across many industries, and specializes in serving the financial, medical, legal, security, government and broadcast industries with customized applications designed to meet their particular requirements.

VNCI is changing its name to TalkPoint Communications, pending the completion of all regulatory filings. The company anticipates the name change will be completed within forty-five days.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results and future events may vary significantly based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions and other risk factors detailed in the Company's most recent filings with the Securities and Exchange Commission.